Exhibit 10.8

[●], 2021

Austerlitz Acquisition Corporation I

1701 Village Center Circle

Las Vegas, NV 89134

Re:    Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives (the “Representatives”) of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fourth of one redeemable warrant, each whole warrant exercisable for one Class A Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.    If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all shares beneficially owned by the undersigned, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.    In the event that the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares or Alignment Shares owned by the undersigned. However, if the undersigned has acquired IPO Shares in or after the IPO, the undersigned will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company does not complete a Business Combination within the time period set forth in the Charter. In the event of the liquidation of the Trust Account, the undersigned agrees that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per IPO Share due to reductions in the value of the assets in the Trust Account, in each case less interest that may be withdrawn to pay the Company’s tax obligations, if the funds in the Trust Account are held in an interest-bearing account; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3.    The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

4.    There will be no restrictions on payments made to the undersigned, including, but not limited to, the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Payments to insiders.” However, prior to the completion of the Business Combination, the Company shall not make any payments to the undersigned from the funds in the Trust Account.

(a)     The undersigned agrees not to transfer, assign or sell (except to certain permitted transferees as described in the Registration Statement or herein) (the “Lockup”) any of its (1) Founder Shares until (a) one year after the completion of a Business Combination, or (b) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property, and (2) Alignment Shares and any Class A Ordinary Shares issued upon conversion thereof until the earlier of: (a) their conversion into Class A Ordinary Shares; and (b) subsequent to the Company’s initial Business Combination, the date on which the Company completes a merger, share exchange, reorganization or other similar transaction that results in both a change in control and all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Company’s initial Business Combination, the converted Class A Ordinary Shares will be released from the Lockup.

(b)    Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representatives pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, any other Units, Class A Ordinary Shares, Founder Shares, Alignment Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Class A Ordinary Shares, Founder Shares, Alignment Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The provisions of this paragraph will not apply (i) to the transfer of Founder Shares or Alignment Shares to any independent director appointed or elected to the Company’s board of directors before or after the IPO or (ii) if the release or waiver is effected solely to permit a transfer not for consideration and, in each case the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(c)    The undersigned agrees that until the Company completes an initial Business Combination, the undersigned’s Private Placement Warrants will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the undersigned’s Private Placement Warrants.

(d)    Notwithstanding the provisions set forth in paragraphs 5(a) and (c), transfers, assignments and sales by the undersigned of the Founder Shares, Alignment Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares or Alignment Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the undersigned or its affiliates, any affiliates of the undersigned, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Alignment Shares, Private Placement Warrants or Class A Ordinary Shares, as applicable, were originally purchased; (vi) by virtue of the undersigned’s organizational documents or limited partnership agreements upon liquidation or dissolution of the undersigned; (vii) to the Company for no value for cancellation in connection with the completion of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Alignment Shares, Private Placement Warrants and Class A Ordinary Shares issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares or Alignment Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

5.    The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement.

6.    The undersigned hereby waives any right to exercise redemption rights with respect to any of the Company’s ordinary shares owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares, Alignment Shares or IPO Shares, and agrees not to seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any shareholder vote to approve (x) a Business Combination or (y) an amendment to the Charter that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Class A Ordinary Shares if the Company has not completed a Business Combination within 24 months from the closing of the IPO.

7.    The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article [●] of the Charter prior to the completion of a Business Combination unless the Company provides public shareholders with the opportunity to redeem their Class A Ordinary Shares upon such approval in accordance with such Article [●] thereof.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.    Each of the Sponsor and each Insider agree to return to the Company for cancellation any Alignment Shares that it, he or she holds if such Alignment Shares have not converted into Class A Ordinary Shares nine years after the initial Business Combination.

9.    As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers and directors, and the sponsor of the Company immediately prior to the IPO; (iii) “Founder Shares” shall mean all of the Class B ordinary shares of the Company, par value $0.0001 per share, acquired by an Insider prior to the IPO; (iv) “Alignment Shares” shall mean all of the Class C ordinary shares, par value $0.0001 per share, acquired by an Insider prior to the IPO; (v) “IPO Shares” shall mean the Class A Ordinary Shares issued in the Company’s IPO; (vi) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the completion of the IPO; (vii) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited; and (viii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-252932) filed with the SEC, as amended.

10.    This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.    The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

12.    This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement to be effective as of the date first set forth above.

AUSTERLITZ ACQUISITION SPONSOR, LP I

By:	Trasimene Capital AU, LP I, its general partner

By:
Name:
Title:

Acknowledged and Agreed:

AUSTERLITZ ACQUISITION CORPORATION I

By:
Name:
Title:

[Signature Page to Letter Agreement]